UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ARES COMMERCIAL REAL ESTATE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Ares Commercial Real Estate Corporation
245 Park Avenue
42nd Floor
New York, NY 10167

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Ares Commercial Real Estate Corporation (the “Company”), dated March 12, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, April 23, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 7, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2020

To the Holders of Shares of Common Stock of ARES COMMERCIAL REAL ESTATE CORPORATION:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Ares Commercial Real Estate Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, April 23, 2020 at 9:30 a.m., Eastern Daylight Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder “of record” (i.e., stockholders holding shares directly in their name) as of the close of business on February 26, 2020, the record date, or hold proper written authority from your broker, bank or other institution or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ACRE2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to authorize a proxy to vote your shares in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to authorize a proxy to vote your shares in connection with the Annual Meeting.

If you hold shares of the Company’s common stock in “street name” through a broker, bank or other institution or nominee, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.

By Order of the Board of Directors,

/s/ ANTON FEINGOLD
Anton Feingold General Counsel, Vice President and Secretary
April 7, 2020

The Annual Meeting on April 23, 2020 at 9:30 a.m. Eastern Daylight Time is available at www.virtualshareholdermeeting.com/ACRE2020. The proxy statement and the Company’s 2019 annual report are available on the Investor Resources section of our website at www.arescre-ir.com. Additionally, you may access our proxy materials at www.proxyvote.com.

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